Exhibit 99.1

Oaktree Strategic Income Corporation Issues Shareholder Letter

March 27, 2020 – Oaktree Strategic Income Corporation (NASDAQ: OCSI) (“Oaktree Strategic Income,” “OCSI” or “we”), a specialty finance company, today issued a letter to its shareholders providing a business update amid the COVID-19 pandemic.

Dear Shareholder,

We hope this letter finds you safe and in good health. We understand that these are challenging and unprecedented times, and we wish to extend our sincere thoughts to those impacted by the COVID-19 virus. We want to assure you that Oaktree Capital Management, L.P. (“Oaktree”), OCSI’s investment adviser, has taken several measures to keep its employees safe and business functions operational. Oaktree has implemented its business continuity plans and has successfully transitioned into a virtual company with nearly all its employees working remotely around the world. As a result, Oaktree believes it remains well-positioned to safely and effectively manage OCSI and its other managed funds and accounts.

Investment Portfolio Positioning

Since Oaktree became investment adviser to OCSI in late 2017, its emphasis has been on defensively positioning the portfolio by maintaining diversity across issuers and borrowers, focusing on first lien senior secured loans and lending to larger, more diversified businesses. To that end, as of December 31, 2019, our $584 million portfolio was comprised of loans to 84 portfolio companies with an average loan size of $7 million, and 88% of these loans were in a first lien position. Additionally, since Oaktree assumed management of OCSI in October 2017, the median portfolio company EBITDA has more than doubled to $153 million as of December 31, 2019, underscoring our focus on larger businesses that Oaktree believes will be more resilient in a market downturn.

With respect to industry exposures, we have been lending to businesses that we believe operate in more defensive, less cyclical or structurally growing industries. As of December 31, 2019, our largest industry concentrations were in software, commercial services and supplies and information technology services, and we believe our exposure to energy, travel and leisure is limited.

While the market continues to evolve and it is difficult to determine the impact that COVID-19 will have, we and Oaktree are committed to proactively managing risks and situations that may arise in our portfolio.

Balance Sheet and Liquidity

We entered this environment in a strong financial position with relatively low leverage and sufficient liquidity. As of December 31, 2019, leverage was 1.07x debt-to-equity, below our target range of 1.20x to 1.60x. We continue to receive support from our lenders and this week, we amended our credit facility with Deutsche Bank to extend the maturity date, among other things. As of March 25, 2020, we had $7 million of unfunded commitments to our portfolio companies, which we have liquidity to fund1. The following information provides a summary of our capitalization and funding profile as of December 31, 2019:

As of December 31, 2019:

($ in millions)	Committed	Outstanding	Interest Rate	Maturity
Cash and Cash Equivalents	$ -	$ (10)	-	-
Deutsche Bank Facility[2]	250	$164	LIBOR + 2.10%	06/30/2020
Citibank Revolving Credit Facility	180	126	LIBOR + 1.70% / 2.25%[3]	07/18/2023
East West Bank Facility	25	16	LIBOR + 2.85%	01/06/2021
Net Debt	$ 455	$ 296

Oaktree believes market dislocations present interesting opportunities for us to invest. Given our current leverage position and available liquidity, Oaktree believes we are well-positioned to manage the potential needs of our existing portfolio companies and to deploy capital in this environment. Importantly, due to our exemptive relief order with the SEC, we can invest alongside other Oaktree funds, which we believe provides OCSI a competitive advantage.

Oaktree’s Significant Experience in Managing Through Distressed Credit Markets

OCSI benefits from the significant resources provided to us by Oaktree, a leading global alternative investment management firm with expertise in below investment grade credit. As of December 31, 2019, Oaktree had $125 billion in assets under management, $60 billion of which is in credit strategies, and Oaktree’s more than 250 credit investment professionals have expertise in origination, structuring and underwriting investments through economic cycles. In this current market environment, Oaktree is finding interesting investments for OCSI in first lien senior loans, and it believes that the volatility could extend to the direct lending and private credit markets, creating opportunities to originate attractively priced and structured loans to borrowers in the coming months.

We understand and appreciate that these are difficult times for all, and we want you to know that we and Oaktree remain unequivocally focused and committed to proactively managing OCSI’s investment portfolio on behalf of all of our constituents. We believe we are well-positioned today and look forward to speaking with you about OCSI as this situation evolves.

Sincerely,

Armen Panossian Chief Executive Officer and Chief Investment Officer	Matt Pendo President and Chief Operating Officer

___________________________

[1]	Excludes unfunded commitments to OCSI Glick JV LLC. Actual unfunded commitments as of March 31, 2020 may differ materially.
[2]

Facility was amended on March 22, 2020, to, among other things, extend the maturity date to March 30, 2021, reduce the size of the facility from $250 million to $200 million and modify the interest rate to LIBOR + 2.25%.

[3]	Actual availability is subject to market conditions and may differ materially from this amount.

About Oaktree Strategic Income Corporation

Oaktree Strategic Income Corporation (NASDAQ:OCSI) is a specialty finance company dedicated to providing customized capital solutions for middle-market companies in both the syndicated and private placement markets. OCSI seeks to generate a stable source of current income while minimizing the risk of principal loss and, to a lesser extent, capital appreciation by providing innovative first-lien financing solutions to companies across a wide variety of industries. OCSI is regulated as a business development company under the Investment Company Act of 1940, as amended, and is managed by Oaktree Capital Management, L.P. For additional information, please visit Oaktree Strategic Income's website at www.oaktreestrategicincome.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events or OCSI’s future performance or financial condition. The forward-looking statements may include statements as to: OCSI’s future operating results and distribution projections; OCSI’s business prospects and the prospects of its portfolio companies; and the impact of the investments that OCSI expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in “Risk Factors” and elsewhere in OCSI’s annual report on Form 10-K and its quarterly reports on Form 10-Q. Other factors that could cause actual results to differ materially include: changes in the economy, financial markets and political environment; risks associated with possible disruption in OCSI’s operations or the economy generally due to terrorism, natural disasters or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in OCSI’s operating areas, particularly with respect to business development companies or regulated investment companies; general considerations associated with the COVID-19 pandemic; and other considerations that may be disclosed from time to time in OCSI’s publicly disseminated documents and filings.

OCSI has based the forward-looking statements included in this press release on information available on the date of this press release and assumes no obligation to update any such forward-looking statements. Although OCSI undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that OCSI may make directly to you or through reports that it in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Specialty Lending Corporation

Michael Mosticchio

(212) 284-1900

ocsi-ir@oatkreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com